UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55203	90-1073143
(State or other jurisdiction of Incorporation)	(Commission File Number	(IRS Employer identification Number

eWellness Healthcare Corporation

1126 S Federal Highway #464

Ft. Lauderdale FL 33316

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (855) 470-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02	Results of Operations and Financial Condition.

eWELLNESS HEALTHCARE CORPORATION REPORTS INABILITY TO FILE THIRD QUARTER FORM 8-K

FORT LAUDERDALE, FL – December 21, 2020 – eWellness Healthcare Corporation (OTC: EWLL) continues to experience a high working capital deficiency resulting in the inability to file the 3rd quarter Form 10-Q. Further financing and company restructuring and/or merger and acquisition opportunities are actively being pursued. However, at present, no transactions have been completed. The Company’s retains its fifteen percent (15%) ownership in Bistromatics, Inc. which controls the PHZIO.COM and MSK360 branded digital health products. A current business update from Bistromatics is not available at this time. If any additional financing, company restructuring and/or merger and acquisition opportunities are completed, the Company will endeavor to bring its SEC filings current. However, there is no guarantee that this will happen. There is also no guarantee that further Company communications through Form 8-K filings or press releases will be possible without additional

Information about PHZIO may be found at www.phzio.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2020

eWellness Healthcare Corporation

By:	/s/ Douglas MacLellan
Name:	Douglas MacLellan
Title:	Chief Executive Officer and Chairman